UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2016, Hecla Mining Company (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp. (“BMOCM”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of common stock, par value $0.25 par value (the “Shares”), having an aggregate offering price of up to $75,000,000 from time to time through or to BMOCM. Sales of the Shares, if any, would be made by means of ordinary brokers’ transaction, as otherwise agreed between the Company and BMOCM or to BMOCM as principal. BMOCM will receive from the Company a commission equal to 2% of the gross sales proceeds of the Shares sold.

The Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement (File No. 333-209652) (the “Registration Statement”) on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2016.

The Agreement contains customary representations, warranties and agreements of the Company, and customary obligations of the parties and termination provisions. The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 23, 2016, by and among Hecla Mining Company and BMO Capital Markets Corp.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2016	Hecla Mining Company

	By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel